Exhibit 10.2

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN OF
SS&C TECHNOLOGIES HOLDINGS, INC.

RESTRICTED STOCK UNIT GRANT NOTICE

Unless otherwise defined herein, the terms defined in the Second Amended and Restated 2014 Stock Incentive Plan (as it may be amended from time to time, the “Plan”) of SS&C Technologies Holdings, Inc. (the “Company”) shall have the same defined meanings in this Restricted Stock Unit Grant Notice (this “Grant Notice”) and the Restricted Stock Unit Award Agreement attached hereto as Appendix A (the “Award Agreement” and, together with the Grant Notice, this “Agreement”). In the event of a conflict among the provisions of the Plan, this Agreement and any descriptive materials provided to you, the provisions of the Plan shall prevail.

You have been granted an Award of restricted stock units (“RSUs”), subject to the terms and conditions set forth in this Agreement and the Plan, as follows:

Name of Participant:	[Full Name] (the “Participant”)
Number of RSUs:	[●]
Grant Date:	[_________] (the “Grant Date”)
Service Vesting:

Unless otherwise provided in the Award Agreement, RSUs will vest ____________________________; provided that you remain in continuous employment or service with the Company through the applicable vesting date.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

SS&C TECHNOLOGIES HOLDINGS, INC.
By:
Name:
Title:

AGREED AND ACCEPTED:

Participant

[NAME]

APPENDIX A

SECOND AMENDED AND RESTATED 2014 STOCK INCENTIVE PLAN OF

SS&C TECHNOLOGIES HOLDINGS, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

AGREEMENT (this “Agreement”) made this (the “Grant Date”) between SS&C Technologies Holdings, Inc., a Delaware corporation (the “Company”), and (the “Participant”).

Section 1. Grant of Restricted Stock Units.

The Company has issued to the Participant, pursuant to the Company’s Second Amended and Restated 2014 Stock Incentive Plan (the “Plan”), an aggregate of Restricted Stock Units (the “RSUs”), with each RSU representing one share of common stock, $0.01 par value per share, of the Company (the “Shares”), in consideration for employment services to be rendered by the Participant to the Company. Upon the vesting and settlement of the RSUs, the Company shall (i) issue one or more certificates in the name of the Participant for the Shares or (ii) issue the Shares in book entry form only in the name of the Participant. If the Company issues one or more certificates for the Shares, such certificate(s) shall initially be held on behalf of the Participant by the Secretary of the Company. Following the vesting of any RSUs pursuant to Section 2 below, the Secretary shall, if requested by the Participant, deliver to the Participant a certificate representing the Shares. If the Shares are issued in book entry form only, the Company shall, if requested by the Participant, issue and deliver to the Participant a certificate representing the Shares following the settlement of any RSUs pursuant to Section 2 below.

Section 2. Vesting Schedule.

Unless otherwise provided in this Agreement or the Plan, the RSUs shall vest in accordance with the vesting schedule set forth in the Grant Notice, provided that you remain in continuous employment or service with the Company through the applicable vesting date, unless the Plan Administrator subsequently determines to accelerate the vesting of these RSUs or as otherwise provided by Section 5(b).

Section 3. Settlement of RSUs.

The RSUs shall be settled to the extent vested on any applicable vesting date (including without limitation any vesting under Section 2 or Section 5(b)) by delivery of one (1) Share for each vested RSU being settled. Such delivery shall be made as promptly as practicable following such vesting date; provided that such delivery of Shares shall be made no later than March 15 of the calendar year immediately following the year in which the applicable vesting date occurs.

Section 4. Dividend Equivalents.

If and whenever the Company declares and pays a dividend or distribution on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant, the Participant shall be credited with an amount equal to the amount of the dividend that the Participant would have received had the Shares in respect of the Participant’s outstanding RSUs been held by the Participant as of the record date for such dividend (any such amount, a “Dividend Equivalent”). Any Dividend Equivalent shall be subject to the same vesting provisions as set forth in this Agreement with respect to the RSUs and shall be paid to the Participant at the same time as the RSUs vest. The Plan Administrator will determine the form of payment in its sole discretion and may pay Dividend Equivalents in Shares, cash or a combination thereof. For the avoidance of doubt, no Dividend Equivalents will be paid to the Participant with respect to any canceled or forfeited RSUs.

Section 5. Consequences of Termination of Service.

(a)
In the event of the Participant’s Termination of Service for any reason, all of the RSUs that are unvested as of the time of such Termination of Service shall be immediately forfeited without the payment of any consideration to the Participant.

(b)
Notwithstanding any provision of this Agreement to the contrary, if, within twenty-four (24) months following a Change in Control, the Participant experiences a Termination of Service without Cause or by the Participant for Good Reason, any unvested RSUs shall vest in full and the Shares underlying such RSUs shall be distributed to the Participant in accordance with Section 3.

Section 6. Withholding Taxes.

(a) The Participant acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to the vesting and/or settlement of the RSUs, including, without limitation, by withholding a net number of Shares underlying vested RSUs equal to such withholding obligation.

(b) The Participant has reviewed with the Participant’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that the Participant (and not the Company) shall be responsible for the Participant’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Section 7. Miscellaneous.

(a)
Provisions of the Plan. This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this Agreement.

(b)
Nontransferability of RSUs. The RSUs may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution.

(c)
No Rights to Employment. The Participant acknowledges and agrees that the transactions contemplated hereunder do not constitute an express or implied promise of continued engagement as an employee for any period or at all.

(d)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(e)
Waiver. Any provision for the benefit of the Company contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

(f)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

(g)
Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or five days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 6(g).

(h)
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(i)
Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

(j)
Amendment. Notwithstanding anything to the contrary in the Plan, this Agreement may be amended or modified only by a written instrument executed by both the Company and the Participant.

(k)
Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws.

(l)
Participant’s Acknowledgments. The Participant acknowledges that he: (i) has read this Agreement; (ii) has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of the Participant’s own choice or has voluntarily declined to seek such counsel; (iii) understands the terms and consequences of this Agreement; and (iv) is fully aware of the legal and binding effect of this Agreement.

Section 8. Section 409A.

This Agreement is intended to satisfy the requirements of Section 409A with respect to amounts, if any, subject thereto and shall be interpreted and construed and shall be performed by the parties consistent with such intent. The parties agree that the payments set forth herein comply with or are exempt from the requirements of Section 409A. Neither Participant nor the Company shall have the right to defer the delivery of any such payments except to the extent specifically permitted or required by Section 409A. Notwithstanding anything in this Agreement to the contrary, to the extent necessary to comply with Section 409A, the receipt of any benefits under this Agreement as a result of a termination of employment shall be subject to satisfaction of the condition precedent that the Participant undergo a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) or any successor thereto. In addition, if the Participant is deemed to be a “specified employee” within the meaning of that term under Section 409A(a)(2)(B) of the Code, then with regard to any payment or the provisions of any benefit that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code, such payment shall not be made or provided prior to the earlier of (i) the expiration of the six (6) month period measured from the date of the Participant’s “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)), or (ii) the date of the Participant’s death (the “Delay Period”). Within ten (10) days following the expiration of the Delay Period, all payments delayed pursuant to this Section (whether they would have otherwise been payable in a single sum or in installments in the absence of such delay) shall be paid or reimbursed to the Participant in a lump sum, and any remaining payments and benefits due under this Agreement shall be paid or provided in accordance with the normal payment dates specified for them herein. Except as provided in the immediately preceding sentence, in no event shall settlement of the RSUs occur later than March 15 of the year after the year in which such RSUs become vested.

Section 9. Definitions.

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

(a)
“Cause” shall have the meaning set forth in the Participant’s employment or consulting agreement, or if not so defined, shall mean:

(i) the Plan Administrator’s determination that the Participant failed to substantially perform his or her duties (other than any such failure resulting from the Participant’s disability) which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(ii) the Plan Administrator’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Plan Administrator or the Participant’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company or any Company Affiliate, as applicable, specifying such failure;

(iii) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or a crime involving moral turpitude;

(iv) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s or any Company Affiliate’s, as applicable, premises or while performing the Participant’s duties and responsibilities; or

(v) the Participant’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any

Company Affiliate, as applicable.

(b)
“Change in Control” shall mean the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons acquires (i) capital stock of the Company possessing the voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company’s capital stock or otherwise) all or (ii) substantially all of the assets of the Company and its subsidiaries.

(c)
“Code” shall mean the Internal Revenue Code of 1986, as amended.

(d)
“Good Reason” shall have the meaning set forth in the Participant’s employment agreement, or if not so defined, shall mean the occurrence, without the Participant’s express written consent, of (i) an adverse change in the Participant’s employment title; (ii) a material diminution in the Participant’s employment duties or responsibilities or authority, or the assignment to the Participant of duties that are materially inconsistent with the Participant’s position; (iii) any reduction in base salary or target annual bonus opportunity; (iv) any breach by the Company of any material provision of this Agreement or any other material agreement between the Participant and the Company; or (v) a material diminution in the Participant’s reporting line.

(e)
“Section 409A” shall mean Section 409A of the Code.

(f)
“SS&C” shall mean SS&C Technologies, Inc.

(g)
“Termination of Service” shall mean the time when the Participant ceases to be employed by, or providing services to, the Company and/or any Company Affiliate for any reason, including, but not by way of limitation, termination with or without Cause, by resignation, failure to be elected or appointed, discharge, death or retirement, but excluding, at the sole discretion of the Plan Administrator, terminations which result in a temporary severance of the service relationship. The Plan Administrator, in its good faith judgment, shall determine the effect of all matters and questions relating to Termination of Service, including, but not by way of limitation, the question of whether a Termination of Service resulted from discharge for Cause, and all questions of whether a particular leave of absence constitutes a Termination of Service. Notwithstanding any other provision set forth herein or in the Plan, the Company or any Company Affiliate has an absolute and unrestricted right to terminate a Participant’s employment or service at any time for any reason, with or without Cause, except to the extent expressly provided otherwise in a written employment or consulting agreement with the Company or any Company Affiliate.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SS&C Technologies Holdings, Inc.

By: _________________________

Name:

Title:

Address: 80 Lamberton Road

Windsor, CT 06095

Participant

__________________________

Name:

Address: _______________________